UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2024

THE OLB GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52994	13-4188568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 Avenue of the Americas, 4th Floor, New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 278-0900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	OLB	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 16, 2024, The OLB Group, Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Agreement”) with Maxim Group LLC (“Maxim”) to create an at-the-market equity program. Under the Agreement, the Company may offer and sell its common stock, par value $0.0001 per share, from time to time having an aggregate offering amount of up to $15,000,000 (the “Shares”) during the term of the Agreement through Maxim, as sales agent (the “ATM Offering”). The Company has agreed to pay Maxim a commission equal to 3.0% of the gross sales price from the sales of Shares pursuant to the Agreement. In addition, the Company has agreed to reimburse Maxim for its costs and out-of-pocket expenses incurred in connection with its services, including the fees and out-of-pocket expenses of its legal counsel.

Sales of the Shares, if any, under the Agreement may be made through any method permitted by law to be “at-the-market equity offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made by means of ordinary brokers’ transactions, including on The Nasdaq Capital Market, at market prices or as otherwise agreed with Maxim. The Company has no obligation to sell any of the Shares under the Agreement and no assurance can be given that the Company will sell any Shares under the Agreement, or if it does, as to the price or amount of Shares that the Company will sell, or the dates on which any such sales will take place. The offering of Shares pursuant to the Agreement will terminate on the earliest of (i) the sale, pursuant to the Agreement, of Shares having an aggregate offering price of $15,000,000, (ii) twelve (12) months from the date of the Agreement or (iii) the mutual termination of the Agreement through provision of notice by both the Company and Maxim, as permitted therein.

The Shares will be issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-255152) filed with the Securities and Exchange Commission that was declared effective on May 3, 2021. On February 20, 2024, the Company filed a prospectus supplement registering up to $3,900,000 of Shares relating to the ATM Offering with the Securities and Exchange Commission.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference. The Agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of the Agreement and in the context of the specific relationship between the parties. The provisions of the Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to the Agreement and are not intended as a document for investors and the public to obtain factual information about the Company’s current state of affairs. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission.

Attached hereto as Exhibit 5.1 to this Current Report is the opinion of Ellenoff Grossman & Schole LLP relating to the legality of the issuance and sale of the Shares.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

5.1	Opinion of Ellenoff Grossman & Schole LLP
10.1	Equity Distribution Agreement, dated February 16, 2024
23.1	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2024

THE OLB GROUP, INC.

By:	/s/ Ronny Yakov
Name:	Ronny Yakov
Title:	Chief Executive Officer

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